EXHIBIT 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
I-FLOW CORPORATION

     1. The undersigned, Donald M. Earhart, certifies that he is the Chief Executive Officer of I-Flow Corporation, a Delaware corporation (the “Corporation”), and does further certify that:

     2. The name of the Corporation is I-Flow Corporation, the name under which it was originally incorporated.

     3. The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of Delaware on May 30, 2001.

     4. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     5. The text of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

ARTICLE I
NAME OF CORPORATION

     The name of this corporation is: I-FLOW CORPORATION

ARTICLE II
REGISTERED OFFICE

     The address of the registered office of the corporation in the State of Delaware is 9 East Loockerman Street, in the City of Dover 19901, County of Kent, and the name of its registered agent at that address is National Registered Agents, Inc.

ARTICLE III
PURPOSE

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV
AUTHORIZED CAPITAL STOCK

     The corporation is authorized to issue two classes of shares to be designated, respectively, “Common” and “Preferred;” the total number of shares shall be forty five million (45,000,000); the total number of Common shares shall be forty million (40,000,000), each having a par value of one one-tenth of one cent ($0.001); and the total number of Preferred shares shall be five million (5,000,000), each having a par value of one one-tenth of one cent ($0.001).

     The Preferred shares may be issued from time to time in one or more series. The Board of Directors is hereby vested with the authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of Preferred shares, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

ARTICLE V
BOARD POWER REGARDING BYLAWS

     All the powers of this corporation, insofar as the same may be lawfully vested by this Amended and Restated Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the corporation. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time bylaws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal bylaws made by the Board of Directors; provided, however, that bylaws shall not be adopted, altered, amended or repealed by the stockholders of the corporation except by the vote of the holders of not less than eighty percent (80%) of the outstanding shares of stock entitled to vote upon the election of directors.

ARTICLE VI
ELECTION OF DIRECTORS

     Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

ARTICLE VII
ACTION BY WRITTEN CONSENT

     No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

ARTICLE VIII
LIMITATION OF DIRECTOR LIABILITY

     To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended after the date of the filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. No repeal or modification of this Article VIII by the stockholders shall adversely affect any right or protection of a director of the corporation existing by virtue of this Article VIII at the time of such repeal or modification.

ARTICLE IX
CORPORATE POWER

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE X
CREDITOR COMPROMISE OR ARRANGEMENT

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

ARTICLE XI
NUMBER OF DIRECTORS AND TERM OF OFFICE

     (a)  The Board of Directors shall be divided into three classes: Class I Directors, Class II Directors and Class III Directors. Each class of directors shall be nearly equal in number of directors as possible. Each director shall serve for a term ending at the third annual stockholders’ meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected as Class I Directors shall serve for a term ending at the annual meeting to be held in the year following the first election of directors by classes, the directors first elected as Class II Directors shall serve for a term ending at the annual meeting to be held in the second year following the first election of directors by classes and the directors first elected as Class III Directors shall serve for a term ending at the annual meeting to be held in the third year following the first election of directors by classes. Notwithstanding the foregoing, each director shall serve until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal. Unless otherwise required by applicable law, at each succeeding annual meeting of the stockholders of the corporation at which a quorum is present, the successors of the class of directors whose terms expire at that meeting will be elected by plurality vote of all votes cast at such meeting. No director or class of directors may be removed from office by a vote of the stockholders at any time except for cause.

     (b)  At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expire as directorships of another class in order more nearly to achieve equality in the number of directors among the classes. When the Board of Directors fills a vacancy resulting from the death, resignation or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he or she succeeds, unless, by reason of any previous changes in the authorized number of directors, the Board of Directors shall designate the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes. The directors chosen to fill vacancies shall hold office for a term expiring at the next annual meeting of stockholders at which the term of the class to which they have been elected expires.

     (c) Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, upon any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he or she is a member, until the expiration of his or her current term or his or her earlier death, resignation or removal.

     (d)  Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     IN WITNESS WHEREOF, the undersigned Corporation has executed this Amended and Restated Certificate of Incorporation as of May 29, 2002.

I-FLOW CORPORATION

By:	/s/ Donald M. Earhart
Donald M. Earhart Chairman, President and Chief Executive Officer

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